UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	000-27892 (Commission file number)	04-6135748 (IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053
(Address of principal executive offices)

(408) 934-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events

     On May 20, 2005, Sipex Corporation (the “Company”) notified its employees, board of directors and former employees with vested but unexercised stock options that it has suspended all stock option exercise transactions under all Company option plans and stand alone stock option grants until further notified by the Company, which the Company expects will not occur until after the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 and all subsequent quarterly reports have been filed with the United States Securities and Exchange Commission (the “blackout period”). The Company also notified participants in the Company’s 1996 Employee Stock Purchase Plan, as amended (the “ESPP”), that it has suspended all employee contributions to, and purchases of Company stock under, the ESPP during the blackout period. Lastly, the Company notified eligible employees that the Company plans to implement a program to match certain employee contributions to the Company’s 401(k) plan beginning July 1, 2005.

     Attached as Exhibit 99.1 is the notice containing the Company’s announcement concerning the suspension of all option exercises and participation in the ESPP. Attached as Exhibit 99.2 is an additional notice concerning the suspension of the ESPP and the planned implementation of the Company’s 401(k) plan matching program.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Company announcement, dated May 20, 2005, entitled “Important Notice Concerning Your Rights under the Sipex Corporation (‘Sipex’ or the ‘Company’) Stock Option Plans and the Employee Stock Purchase Plan”
99.2	Company announcement, dated May 20, 2005, entitled “ESPP & 401(k)”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: May 26, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Company announcement, dated May 20, 2005, entitled “Important Notice Concerning Your Rights under the Sipex Corporation (‘Sipex’ or the ‘Company’) Stock Option Plans and the Employee Stock Purchase Plan”
99.2	Company announcement, dated May 20, 2005, entitled “ESPP & 401(k)”